Exhibit 10.16
AMENDMENT TO
EMPLOYMENT AGREEMENT BY AND BETWEEN
JOHN G. ROBINSON, FIRST FEDERAL SAVINGS BANK AND
FEDFIRST FINANCIAL CORPORATION
     WHEREAS, John G. Robinson entered into an employment agreement with First Federal Savings Bank (the “Bank”) and FedFirst Financial Corporation (the “Company”) effective October 11, 2005 (the “Agreement”); and
     WHEREAS, the Agreement provides that it may be amended or modified at any time with the written consent of all parties; and
     WHEREAS, the parties to the Agreement have determined that certain changes to the terms of the parties’employment relationship are necessary and appropriate.
     NOW, THEREFORE, the Bank, the Company and Mr. Robinson hereby agree to amend the Agreement as follows:
FIRST CHANGE
     Effective September 19, 2006, the third sentence in Section 6 shall be deleted in its entirety and replaced with the following new sentence:
“Executive acknowledges that he has declined participation in the Bank’s health insurance program and that adjustments have been made to his base compensation to reflect the value of such benefit.”
SECOND CHANGE
Effective September 19, 2006, the first sentence in Section 7 shall be deleted in its entirety and replaced with the following new sentence:
“Executive may take up to five (5) weeks paid vacation and three (3) personal days annually.”
THIRD CHANGE
Effective September 19, 2006, Section 8(b) shall be deleted in its entirety.

ATTEST:	FIRST FEDERAL SAVINGS BANK

/s/ Patrick G. O’Brien	/s/ Joseph U. Frye
For the Board of Directors

ATTEST:	FEDFIRST FINANCIAL CORPORATION

/s/ Patrick G. O’Brien	/s/ Joseph U. Frye
For the Board of Directors

/s/ John G. Robinson
John G. Robinson